Registration No. 811-10401

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Trust for Professional Managers
(Name of Registrant As Specified In Its Charter)

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AURORA HORIZONS FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

____________________________
INFORMATION STATEMENT

NOTICE OF APPOINTMENT OF NEW SUB-ADVISER

A Notice of Internet Availability of this Information Statement is being mailed on or about December 11, 2014 to shareholders of record as of September 30, 2014 (the “Record Date”).  The Information Statement is being provided to shareholders of the Aurora Horizons Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”), a Delaware statutory trust with principal offices located at 615 East Michigan Street, Milwaukee, WI 53202, in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund, the Trust and the investment adviser to the Fund, Aurora Investment Management L.L.C. (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of May 8, 2013.  The exemptive order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board of Trustees” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.  The Board of Trustees reviews the Fund’s sub-advisory agreements annually.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
THIS INFORMATION STATEMENT
This Information Statement is available at www.aurorahorizons.com.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing and distributing this Information Statement.  One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.AURORAHORIZONS.COM, BY WRITING TO THE FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201, OR BY CALLING (TOLL-FREE) 1-800-443-2862.

THE ADVISER AND ITS ADVISORY AGREEMENT

Pursuant to an Investment Advisory Agreement dated February 21, 2013 (the “Advisory Agreement”), between the Trust, on behalf of the Fund, and the Adviser, a Delaware limited liability company headquartered at 300 North LaSalle Street, 52nd Floor, Chicago, Illinois 60654, the Adviser serves as the investment adviser to the Fund.  The Advisory Agreement was last submitted for approval by the shareholders of the Fund on March 27, 2013.  The Advisory Agreement continues in effect for an initial period of two years, and subsequently from year to year only if such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund’s outstanding voting securities, and by the vote of a majority of trustees of the Trust who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to the Adviser; and (ii) by the Adviser upon 60 days’ written notice to the Fund.  The Advisory Agreement provides that it will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

The Advisory Agreement provides that the Adviser, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the Advisory Agreement, will not be subject to liability to the Trust or the Fund or any shareholder of the Fund for any act or omission in the course of, or in connection with, rendering services under the Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.  Further, the Adviser indemnifies the Trust and the Fund, and their respective shareholders, directors, officers, and employees, against any costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (“Losses”) arising out of any claim, demands, actions, suits or proceedings asserted or threatened to be asserted by any third party (“Proceedings”) in so far as such Loss arises out of or is based upon the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of the Adviser in the performance of its duties under the Advisory Agreement.  In addition, the Trust and the Fund indemnify the Adviser, and its officers, directors, partners, agents, employees, controlling persons, shareholders and affiliated persons, against any and all Losses from any Proceeding arising from the Adviser’s providing services under the Advisory Agreement.

The Fund compensates the Adviser for its services at the annual rate of 2.00% of its average daily net assets.  From the Fund’s management fees, the Adviser pays each of the Fund’s sub-advisers a sub-advisory fee.  The Adviser currently utilizes nine sub-advisers.  Not all of the sub-advisers may be actively managing assets for the Fund at all times.  Under the Advisory Agreement, the Adviser monitors the performance of the sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the sub-adviser’s performance during various time periods and market cycles;
•	the sub-adviser’s reputation, experience, investment philosophy and policies; and
•	the sub-adviser’s training of its principals and key personnel.

Each sub-adviser serves pursuant to a separate sub-advisory agreement between the Adviser and the sub-adviser under which the sub-adviser manages a portion of the Fund’s investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

PEAK6 Advisors LLC (“PEAK6”) has served as a sub-adviser to the Fund since the Fund’s inception in March 2013.  In September 2014, the Adviser informed the Trust of a pending change in control of PEAK6 that would trigger an automatic termination of the previous sub-advisory agreement between PEAK6 and the Adviser on October 1, 2014.  Joseph Scoby, a control person of PEAK6, agreed to purchase an approximately 50% stake in PEAK6 from its parent company, PEAK6 Investments LP.  As a result of the transaction, effective October 1, 2014, Mr. Scoby indirectly owns and controls 100% of PEAK6,  which also promptly changed its name to Achievement Asset Management LLC (PEAK6 is hereinafter referred to as “AAM”).  The ownership changes are not expected to affect in any way the day-to-day management of AAM or the sub-advisory services AAM provides to the Fund.  However, for AAM to continue to serve as a sub-adviser to the Fund after the automatic termination of the sub-advisory agreement, it was necessary for the Adviser to enter into a new sub-advisory agreement with AAM.

At a special in-person meeting of the Board of Trustees held on September 29, 2014 (the “September 2014 Meeting”), the Board of Trustees, including a majority of the trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the investment sub-advisory agreement between the Adviser and AAM (the “Sub-Advisory Agreement”) and the Board of Trustees’ legal responsibilities related to such consideration.  In connection with the review, the Board of Trustees was familiar with the Fund’s stated investment objective to preserve capital while generating consistent long-term capital growth with moderate volatility and moderate directional exposure to global equity and bond markets. The Board of Trustees was also familiar with the Adviser’s strategy to achieve the Fund’s investment objective by allocating its assets primarily among a select group of experienced sub-advisers, including AAM, who implement a number of different alternative investment strategies and invest in a variety of markets and that each sub-adviser’s investment strategy is intended to contribute to the Fund’s investment objective under varying market conditions.  After analysis and discussions of the factors identified below, the Board of Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement for an initial two-year term.

CONSIDERATION OF THE SUB-ADVISORY AGREEMENT

Nature, Extent and Quality of Services Provided by AAM to the Fund:  The Trustees considered the nature, extent and quality of services to be provided by AAM to the Fund.  The Trustees considered AAM’s specific responsibilities in all aspects of day-to-day management of a portion of the Fund’s assets, as well as the qualifications, experience and responsibilities of the portfolio managers for the segment of the Fund’s assets managed by AAM, and other key personnel at AAM.  The Trustees concluded that AAM had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the AAM Sub-Advisory Agreement and that the nature, overall quality and extent of the management services to be provided to the Fund were satisfactory and reliable.

Investment Performance of AAM:  The Trustees discussed the performance of the Class Y shares of the Fund, including the performance relating specifically to the segment of the Fund’s assets managed by PEAK6 prior to the change in control.

The Trustees discussed the performance of that segment of the Fund’s portfolio managed by PEAK6 for the year-to-date, one-year and since-inception periods ended June 30, 2014.  The Trustees compared the short-term and longer-term performance of that segment of the Fund’s portfolio managed by PEAK6 on both an absolute basis and in comparison to a benchmark index and in comparison to a composite of certain other accounts sub-advised by PEAK6 with similar investment strategies to that of the Fund.  After considering all the information, the Trustees concluded that the performance obtained by PEAK6 for the Fund was satisfactory under current market conditions.  Although past performance is not a guarantee or indication of future results, the Trustees determined that the Fund and its shareholders were likely to benefit from the continued management of Fund assets by AAM subsequent to the change in control of PEAK6.

Costs of Services Provided and Profitability to be Realized:  The Trustees reviewed and considered the sub-advisory fees payable by the Adviser to AAM under the AAM Sub-Advisory Agreement, noting the fees were identical to those paid by the Adviser to PEAK6 prior to the change in control of PEAK6.  Since AAM’s sub-advisory fees would be paid by the Adviser, the overall advisory fee paid by the Fund would not be directly affected by AAM’s sub-advisory fee.  Consequently, the Trustees did not consider the costs of services to be provided by AAM or its profitability from its relationship with the Fund because the Trustees did not consider these factors as relevant.  Based on all these factors, the Trustees concluded that the sub-advisory fees to be paid to AAM by the Adviser were reasonable in light of the services to be provided under the Sub-Advisory Agreement.

Extent of Economies of Scale to be Realized:  Since the sub-advisory fees payable to AAM would not be paid by the Fund, the Trustees did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as the Fund’s assets increase.

Benefits Derived from the Relationship with the Fund:  The Trustees considered the direct and indirect benefits that could be received by AAM from its association with the Fund. The Trustees concluded that the benefits that AAM may receive appear to be reasonable, and in many cases benefit the Fund.

Conclusions:  The recommendation to approve AAM as a sub-adviser was made by the Adviser in the ordinary course of its ongoing evaluation of its sub-advisers.  Specifically, the recommendation to approve AAM to manage a portion of the Fund’s assets was based on the continuing role of the former PEAK6 portfolio managers in the management of the portion of Fund assets allocated to AAM and an evaluation of the qualifications of AAM’s investment personnel, investment philosophy and process and long-term performance results, among others factors, including the Adviser’s analysis that AAM’s investment strategy is complementary to the investment strategy of the Fund’s other sub-advisers and a continuation of the same strategy previously employed by PEAK6.

The Trustees considered all of the foregoing factors.  In considering the Sub-Advisory Agreement, the Trustees did not identify any one factor as all-important, but rather considered all of these factors collectively in light of the Fund’s surrounding circumstances.  Based on this review, the Trustees, including a majority of the Independent Trustees, approved the Sub-Advisory Agreement, including the sub-advisory fees, as being in the best interest of the Fund and its shareholders.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT

The sub-advisory fees each sub-adviser receives for its services to the Fund are paid from the Adviser’s management fees.  For the fiscal period ended February 28, 2014, for its services under the investment advisory agreement with the Trust, the Adviser received a management fee of 2.00% of the average net assets of the Fund, computed daily and payable monthly.  The Adviser has contractually committed to waive its management fees and/or reimburse expenses of the Fund to ensure that Total Annual Fund Operating Expenses (exclusive of front-end or contingent deferred loads, taxes, leverage, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, dividends or interest expenses on short positions, acquired fund fees and expenses or extraordinary expenses such as litigation) do not exceed 2.58%, 3.33% and 2.33% of the Fund’s average annual net assets for Class A shares, Class C shares and Class Y shares, respectively, through at least June 27, 2015.

For the fiscal period ended February 28, 2014, the Fund accrued advisory fees of $2,667,960. The fees paid to sub-advisers are individually negotiated between the Adviser and each sub-adviser and may vary.  The aggregate sub-advisory fees paid by the Adviser for the fiscal period ended February 28, 2014 were $954,044 or 0.72% of net assets.

The Sub-Advisory Agreement was approved by the Board of Trustees at the September 2014 Meeting for an initial term of two years.  Thereafter, continuance of the Sub-Advisory Agreement will require annual approval by the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and by the vote of a majority of the Trustees who are not parties to the Sub-Advisory Agreement or interested persons of any such party.  The Sub-Advisory Agreement is terminable without penalty (i) by the Trust, on behalf of the Fund, by the Board of Trustees, by the Adviser or by the vote of a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to AAM, and (ii) by AAM upon 60 days’ written notice to the Fund and the Adviser.  The Sub-Advisory Agreement provides that it will terminate automatically in the event of its “assignment” within the meaning of the 1940 Act, except as otherwise provided by applicable law or the exemptive order.

The terms of the Sub-Advisory Agreement are substantially similar to the sub-advisory agreements between the Adviser and the other sub-advisers of the Fund.  The Sub-Advisory Agreement provides that the relevant sub-adviser, among other duties, will make all investment decisions for the respective portions of the Fund’s assets allocated to it as described in the Fund’s prospectus.  AAM, subject to the supervision of the Board of Trustees and the Adviser, will each conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of the respective portion of the Fund’s assets allocated to it.  AAM also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s assets.

The Sub-Advisory Agreement provides that the Adviser will compensate AAM on the basis of current net assets of that portion of the Fund’s portfolio allocated to AAM.  The Adviser compensates AAM from the management fees that it receives from the Fund.  AAM generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

INFORMATION ABOUT ACHIEVEMENT ASSET MANAGEMENT LLC

AAM is an SEC registered investment adviser founded in 2005 and located at 141 West Jackson Blvd, Suite 800, Chicago, Illinois 60604.  AAM provides investment management services to private investment funds offered to high-net-worth, financially sophisticated institutional and individual investors, and to trading vehicles employed by these funds.  As of October 31, 2014, AAM managed approximately $2 billion in assets.  Currently, Joseph Scoby indirectly owns and controls the equity and voting rights of AAM through Achievement Holdings LLC, AAM’s sole member, also located at 141 West Jackson Blvd, Suite 800, Chicago, Illinois 60604.  For more information on AAM’s principal executive officers, please see Schedule A.

Other Investment Companies Advised or Sub-Advised by AAM.  AAM currently acts as an adviser or sub-adviser to registered investment companies having similar investment objectives to those of the Fund.  For more information on other investment companies advised or sub-advised by AAM, please see Schedule B.

AFFILIATED BROKERAGE COMMISSIONS

For the fiscal period ended February 28, 2014, the Fund paid $1,599 (or 0.39% of the Fund’s aggregate brokerage commissions paid) in brokerage commissions to Kovitz Securities LLC.  Kovitz Securities LLC is a broker-dealer under common control with Kovitz Investment Group, LLC, a sub-adviser to the Fund.

ADDITIONAL INFORMATION ABOUT AURORA HORIZONS FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

NGAM Distribution, L.P. located at 399 Boylston Street, Boston, Massachusetts 02116, serves as distributor and principal underwriter for the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 North River Center Drive, Suite 302, Milwaukee, WI  53212, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent semi-annual report is available on request, without charge, by writing to Aurora Horizons Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201 or calling (toll-free) 1-800-443-2862.

RECORD OF BENEFICIAL OWNERSHIP

Please see Schedule C for more information on the beneficial ownership of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc., is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions from one or more shareholders.  Shareholders sharing an address who are currently receiving a single copy of such documents and who wish to receive a separate copy of such documents may make such request by contacting the Fund in writing at Aurora Horizons Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling 1-800-443-2862.  Such copies will be delivered promptly upon request.  Shareholders sharing an address who are currently receiving multiple copies of such documents and who wish to receive delivery of a single copy of such documents may make such request by contacting the Fund at the same address or telephone number.

Schedule A

Principal Officers of Achievement Asset Management LLC

Name and Address*	Title and Principal Occupation
Joseph F. Scoby	Chief Executive Officer
Donna J. Macdonald	Chief Compliance Officer
David K. Pritsker	Chief Financial Officer
Tomas Hricko	Chief Operating Officer
* The principal mailing address of each individual is that of AAM’s principal offices as stated above.

A-1

Schedule B

Other Funds Sub-Advised by AAM

Fund Name	Net Assets	Sub-Advisory Fee*
Arden Alternative Strategies Fund	$1,166,711,451**	--
Arden Alternative Strategies II	$61,006,051**	--
JPMorgan Multi-Manager Alternatives Fund	Not Disclosed***	--
*	Each fund listed above has received a manager of managers order from the SEC, pursuant to which, sub-advisory fees are not required to be disclosed.
**	As of July 31, 2014.
***	As of the date of this Information Statement, shares of the JPMorgan Multi-Manager Alternatives Fund are not offered to the public.

B-1

Schedule C

Record of Beneficial Ownership

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Control Persons and Principal Shareholders of the Fund – Class A
Name and Address	Number of Shares	% Ownership	Type of Ownership
UBS WM USA Omni Account M/F Harbor Blvd 5th FL Weehawken, NJ 07086-6761	558,258.279	43.76%	Beneficial
RBC Capital Markets LLC Omnibus 60 S Sixth St Minneapolis, MN 55402-4413	280,302.781	21.97%	Beneficial
LPL Financial FBO Customer Accounts PO Box 509046 San Diego, CA 92150-9046	184,385.713	14.45%	Beneficial
National Financial Services 200 Liberty St One World Financial Center New York, NY 10281-1003	87,664.442	6.87%	Beneficial

Control Persons and Principal Shareholders of the Fund – Class C
Name and Address	Number of Shares	% Ownership	Type of Ownership
UBS WM USA Omni Account M/F 1000 Harbor Blvd 5th Fl Weehawken, NJ 07086-6761	51,857.886	25.74%	Beneficial
RBC Capital Markets LLC Omnibus 60 S Sixth St Minneapolis, MN 55402-4413	46,207.133	22.94%	Beneficial
Merrill Lynch Pierce Fenner & Smith FSBO its Customers 4800 Deer Lake Drive East Jacksonville, FL 32246-6484	35,959.710	17.85%	Beneficial
Pershing, LLC 1 Pershing Plz Jersey City, NJ 07399-0001	33,679.904	16.72%	Beneficial
Stifel Nicolaus & Co. Inc. 501 North Broadway St Louis, MO 63102-2188	22,807.368	11.32%	Beneficial

C-1

Control Persons and Principal Shareholders of the Fund – Class Y
Name and Address	Number of Shares	% Ownership	Type of Ownership
Charles Schwab & Co., Inc. Special Custody A/C FBO Customers Attn: Mutual Funds 211 Main St. San Francisco, CA 94105	11,086,268.443	61.64%	Beneficial
National Financial Services 200 Liberty St One World Financial Center New York, NY 10281-1003	2,488,440.516	13.84%	Beneficial
UBS WM USA Omni Account M/F Attn: Department Manager 1000 Harbor Blvd 5th Fl Weehawken, NJ 07086-6761	1,934,961.158	10.76%	Beneficial

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any outstanding shares of the Fund.

C-2

AURORA HORIZONS FUND
A SERIES OF TRUST FOR PROFESSIONAL MANAGERS
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

December 11, 2014

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Aurora Horizons Fund (the “Fund”), a series of Trust for Professional Managers (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details the addition of new sub-advisers to the Fund.  Specifically, the Board of Trustees of the Trust (the “Board of Trustees”) has approved a new sub-advisory agreement on behalf of the Fund between Aurora Investment Management L.L.C. (“Aurora”), the investment adviser to the Fund, and Achievement Asset Management LLC.

Aurora and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits Aurora to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval.  The Manager of Managers Order requires that the Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement on the Fund’s website at www.aurorahorizons.com until at least March 11, 2015.  You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at Aurora Horizons Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-800-443-2862 by March 11, 2015.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.